UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 745-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 9, 2015, in connection with a tender offer statement filed by Horizon Pharma Public Limited Company with the Securities and Exchange Commission, it was disclosed in Section 9 — “Source and Amount of Funds” of the tender offer statement that our estimated cash and cash equivalents as of March 31, 2015 were approximately $152 million. This amount is preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in our consolidated financial statements as of March 31, 2015.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015

HYPERION THERAPEUTICS, INC.

By:	/s/ Jeffrey S. Farrow
Name:	Jeffrey S. Farrow
Title:	Chief Financial Officer